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                                                                    EXHIBIT 10.3



                                    TRANCHE B



                          COMMON STOCK PURCHASE WARRANT



                                     between



                      AKORN, INC., a Louisiana Corporation



                                       and



                THE JOHN N. KAPOOR TRUST DATED SEPTEMBER 20, 1989



                              Dated: July 12, 2001



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     THE SECURITIES EVIDENCED BY THIS CERTIFICATE WERE ACQUIRED FOR INVESTMENT
     ONLY PURSUANT TO AN INVESTMENT REPRESENTATION ON THE PART OF THE HOLDER THEREOF. THEY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT, AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, OR A NO ACTION LETTER OR INTERPRETIVE OPINION OF THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH REGISTRATION IS NOT REQUIRED.



                                    TRANCHE B

                          COMMON STOCK PURCHASE WARRANT

                               Dated July 12, 2001

                            Void After July 12, 2006


     AKORN, INC. (the "Company), a Louisiana corporation, hereby certifies that, for value received, THE JOHN N. KAPOOR TRUST DATED SEPTEMBER 20, 1989 (the "Trust"), or its registered assigns (sometimes hereinafter collectively referred to as the "Warrantholder" or the "Warrantholders"), is entitled, subject to the terms and conditions set forth in this warrant (said warrant and any warrants issued in exchange herefor or replacements thereof being hereinafter collectively referred to as the "Warrants"), to purchase from the Company, six hundred sixty seven thousand (667,000) fully paid and nonassessable shares of Common Stock of the Company, without par value (the "Common Stock"), which term is further defined in Paragraph 4(i) hereof), at any time or from time to time until 5:00 p.m. central time on July 12, 2006 at the exercise price set forth in Paragraph 2 hereof (the "Exercise Price"), the number of such shares of Common Stock and the Exercise Price being subject to adjustment as provided herein.

     The Warrants evidenced by this Common Stock Purchase Warrant are being issued by the Company to the Warrantholder as additional consideration with respect to a certain Convertible Bridge Loan and Warrant Agreement ("Loan Agreement"), that certain Convertible Tranche A Promissory Note in the aggregate principal amount of $3,000,000 ("Tranche A Note") and that certain Convertible Tranche B Promissory Note in the aggregate principal amount of $2,000,000 ("Tranche B Note") entered into between the Company, as borrower, and the Trust, as lender, each dated as of July 12, 2001, wherein the Trust is making a subordinated loan to the Company in the aggregate principal amount of $5,000,000 (collectively the "Subordinated Loan").

     1. Exercise of Warrant. The rights represented by this Warrant may be exercised by the Warrantholders, in whole or in part (but not as to a fractional share of Common Stock), by




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the presentation and surrender of this Warrant with written notice of the
Warrantholder's election to purchase, substantially in the form of Exhibit A hereto, at the office of the Company, 2500 Milbrook Drive, Buffalo Grove, Illinois 60089 marked to the attention of the Company's Chief Financial Officer, or at such other address as the Company may designate by notice in writing to the Warrantholders at the address of each Warrantholder appearing on the books of the Company and upon payment to the Company of the Exercise Price for such shares of Common Stock. Such payment shall be made by check payable to the order of the Company. The Warrantholders may, at their option, in lieu of paying the Exercise Price by check, instruct the Company to deduct from the Warrant Shares that would otherwise be issued that number of Warrant Shares having an aggregate Fair Value (as that term is defined in Paragraph 4.b hereof) equal to the aggregate Exercise Price. The Company agrees that the shares so purchased (the "Warrant Shares") shall be deemed to have been issued to the Warrantholders who are the record owners of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered together with the aforementioned written notice of election to purchase, and payment for such Warrant Shares shall have been made as aforesaid. Certificates for the Warrant Shares so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding seven days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Warrantholder within such time.

     2. Exercise Price. Subject to adjustment as provided herein, the Exercise Price for the purchase of the Warrant Shares shall be $2.25 per share.

     3. Warrantholders Not Deemed Stockholders. Subject to the provisions of the Company's Articles of Incorporation and By-laws, copies of which have been delivered to the Warrantholders, the Warrantholders shall not be entitled to vote or receive dividends or be deemed the holders of Common Stock, nor shall anything contained herein be construed to confer upon the Warrantholders, as holders of Warrants, any of the rights of a stockholder of the Company or any right to vote upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends, except as otherwise provided herein, until this Warrant shall have been exercised and the Warrant Shares receivable upon the exercise hereof shall have become deliverable as provided in Paragraph 1 above.

     4. Adjustment of Number of Shares. Exercise Price and Nature of Securities Issuable Upon Exercise of Warrants.

        a. Exercise Price: Adjustment of Number of Shares. The Exercise Price set forth in Paragraph 2 hereof shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Exercise Price, the Warrantholders shall thereafter be entitled to purchase, at the Exercise Price, resulting from such adjustment a number of shares obtained by multiplying the Exercise Price by the number of shares purchasable pursuant thereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.






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          b. Adjustment of Exercise Price Upon Issuance of Common Stock. Except
for shares of Common Stock of the Company issuable pursuant to warrants and options outstanding as of the date hereof or issuable pursuant to presently existing benefit plans of the Company, including, without limitation, the Akorn, Inc. Employee Stock Purchase Plan, as amended (the "Purchase Plan"), the Amended and Restated Akorn, Inc. 1988 Incentive Compensation Program, as heretofore amended and which is proposed for further amendment and approval by Company shareholders at their 2001 annual meeting (the "Incentive Plan"), and the 1991 Stock Option Plan for Directors (the "Directors Plan"), if and whenever after the date hereof the Company shall issue or sell Additional Shares of Common Stock (as defined below) without consideration or for a consideration per share equal to the greater of (i) the Exercise Price and (ii) the Fair Value (as defined below) per share (except upon exercise of this Warrant), successively upon each such issuance or sale, the Exercise Price immediately prior to such issuance or sale of such shares shall be reduced to the lowest price determined by multiplying each such Exercise Price by a fraction, (x) the numerator of which is (A) the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Fair Value per share of Common Stock immediately prior to such issue or sale plus (2) the aggregate consideration, if any, received by the Company upon such issue or sale, divided by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale, and (y) the denominator of which shall be the Fair Value per share of Common Stock immediately prior to such issue or sale.

     No adjustment of the Exercise Price, however, shall be made in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the new subsequent adjustment which, together with any adjustments so carried forward, shall amount to $.01 per share or more.

     For purposes of this Paragraph 4(b), the date as of which the Fair Value per share of Common Stock shall be computed shall be the day preceding the earlier of the date on which the Company shall (i) enter into a firm contract for the issuance of such shares or (ii) issue such shares.

     The provisions of this Paragraph 4(b) shall not apply to any Additional Shares of Common Stock that are distributed to holders of Common Stock pursuant to a stock split for which an adjustment is provided for under Paragraph 4(f).

     As used in this Warrant, the following terms shall have the following meanings:

     "Additional Shares of Common Stock" shall mean all shares of Common Stock issued or issuable by the Company after the date of this Warrant, other than shares of Common Stock issuable pursuant to warrants and options existing on the date hereof or pursuant to options issuable pursuant to employee and director benefit plans of the Company existing on the date hereof including, without limitation, the Purchase Plan, the Incentive Plan and the Directors Plan or any shares of Common Stock that may be issued upon the conversion of the subordinated debt evidenced by the Loan Agreement and Note, including, but not limited to, that certain Tranche A Note and Tranche A Common Stock Purchase Warrant, both dated as of July 12, 2001.

     "Fair Value" shall mean the price per share of Common Stock of the Company at any date determined as follows: (i) if the shares of Common Stock are traded in the over-the-counter market and not on any national securities exchange and not in the NASDAQ National Market System, the average of the mean between the bid and asked prices per share, as reported by the





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automated quotation system of the National Association of Securities Dealers
("NASD"), or an equivalent generally accepted reporting service, for the twenty
(20) consecutive trading days immediately preceding the date for which the determination of current or closing market price is to be made, (ii) if the shares of Common Stock are traded on a national securities exchange or in the NASDAQ National Market System, the average daily per share closing price on the principal national securities exchange on which they are so listed or in the NASDAQ National Market System, as the case may be, for the twenty (20) consecutive trading days immediately preceding the date for which the determination of current or closing market price is to be made or (iii) if the Common Stock is not then listed on any national securities exchange or quoted in the over-the-counter market, the higher of (a) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made or (b) the fair value thereof determined in good faith by the Board of Directors of the Company and the Warrantholders as of a date which is within 20 days of the date as of which the determination is to be made. The closing price referred to in clause (ii) above shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the national securities exchange on which the shares of Common Stock are then listed or in the NASDAQ National Market System.

          c. Further Provisions for Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock and Convertible Securities. For purposes of Paragraph 4(b), the following provisions shall also be applicable.

               (i) In case at any time on or after the date hereof, the Company shall declare any dividend or any other distribution upon any stock of the Company of any class, payable in Additional Shares of Common Stock or by the issuance of any evidence of indebtedness (other than the Subordinated Loan), shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock (all such indebtedness and securities being hereinafter referred to as "Convertible Securities"), such declaration or distribution shall be deemed to be an issue or sale (as of the record date) of such Additional Shares of Common Stock without consideration and shall thereby cause an adjustment in the Exercise Price as required by Paragraph 4(b).

               (ii) (A) In case at any time on or after the issuance of this Warrant, the Company shall in any manner issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, there shall be determined the price per share for which Additional Shares of Common Stock are issuable upon the conversion or exchange thereof, such determination to be made by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof by (b) the maximum aggregate number of Additional Shares of Common Stock issuable upon conversation or exchange of all such Convertible Securities for such minimum aggregate amount of additional consideration; and such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of Additional Shares of Common Stock at the price per share so determined, and shall thereby cause an adjustment in the Exercise Price, if such an adjustment is required by paragraph 4(b) hereof.



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                    (B) If such Convertible Securities shall by their terms
provide for an increase or increases, with the passage of time, in the amount of additional consideration, if any, payable to the Company, or in the rate of exchange upon the conversion or exchange thereof, the adjusted Exercise Price shall, upon any such increase becoming effective, be increased to such Exercise Price as would have been in effect had the adjustments made upon the issuance of such Convertible Securities been made upon the basis of (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such Convertible Securities, (b) the issuance of all Common Stock, all Convertible Securities and all rights and options to purchase Common Stock issued after the issuance of such Convertible Securities, and (c) the original issuance at the time of such change of any such Convertible Securities then still outstanding; provided, however, that any such increase shall not exceed, in the aggregate, the amount of the original reduction of the Exercise Price attributable to the Convertible Securities.

                     (C) If any rights of conversion or exchange evidenced by such Convertible Securities shall expire without have been exercised, of if any such Convertible Securities are exercised for a consideration greater than or for a number of Additional Shares less than those used for purposes of determining the adjustments to the Exercise Price provided in Paragraph 4(c)(ii)(A), the adjusted Exercise Price shall forthwith be readjusted to such Exercise Price as would have been in effect had an adjustment with respect to such Convertible Securities been made on the basis that the only Additional Shares of Common Stock issued or sold were those issued upon the conversion or exchange of such Convertible Securities, and that they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of such Convertible Securities.

               (iii) (A) In case at any time on or after the issuance of this Warrant the Company shall in any manner grant or issue any rights or options to subscribe for, purchase or otherwise acquire Additional Shares of Common Stock, whether or not such rights or options are immediately exercisable, there shall be determined the price per share for which Additional Shares of Common Stock are issuable upon the exercise of such rights or options, such determination to be made by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options if the maximum number of Additional Shares of Common Stock were issued pursuant to such rights or options for such minimum aggregate amount of additional consideration, by (b) the maximum number of Additional Shares of Common Stock of the Company issuable upon the exercise of all such rights or options for such minimum aggregate amount of additional consideration; and the granting of such rights or options shall be deemed to be an issue or sale for cash (as of the date of the granting of such rights or options) of such maximum number of Additional Shares of Common Stock at the price per share so determined, and shall thereby cause an adjustment in the Exercise Price, if such an adjustment is required by Paragraph 4(b) hereof.

                     (B) If such rights or options shall by their terms provide for an increase or increases, with passage of time, in the amount of additional consideration payable to the Company upon the exercise thereof, the adjusted Exercise Price shall, upon any such increases becoming effective, be increased to such Exercise Price as would have been in effect







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had the adjustments made upon the issuance of such rights or options been made upon the basis of (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such rights or options, (b) the issuance of all Common Stock, all rights and options and all Convertible Securities issued after the issuance of such rights and options, and (c) the original issuance at the time of such change or any such rights or options then still outstanding; provided, however, that any such increase or increases in the Exercise Price shall not exceed, in the aggregate, the amount of the original reduction of the Exercise Price attributable to the grant of such rights or options.

                     (C) If any such rights or options shall expire without having been exercised, or if any such rights or options are exercised for a consideration greater than or for a number of Additional Shares less than those used for purposes of determining the adjustments to the Exercise Price provided in Paragraph 4(c)(iii)(A), the adjusted Exercise Price shall forthwith be readjusted to such Exercise Price as would have been in effect had an adjustment with respect to such rights or options been made on the basis that the only Additional Shares of Common Stock so issued or sold were those issued or sold upon the exercise of such rights or options and that they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of such rights or options.

               (iv) (A) In case at any time on or after the issuance of this Warrant the Company shall grant any rights or options to subscribe for, purchase or otherwise acquire Convertible Securities, there shall be determined the price per share for which Additional Shares of Common Stock are issuable upon the exchange or conversion of such Convertible Securities if such rights or options were exercised, such determination to be made by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the issuance of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options if the maximum number of Convertible Securities were issued pursuant to such rights or options for such minimum aggregate amount of additional consideration, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exchange or conversion of such Convertible Securities if the maximum number of Additional Shares of Common Stock were issued pursuant to such Convertible Securities for such minimum aggregate amount of additional consideration, by (b) the maximum aggregate number of Additional Shares of Common Stock issuable upon the exchange or conversion of the Convertible Securities for such minimum aggregate amount of additional consideration, and the issue or sale of such rights or options shall be deemed to be an issue or sale for cash (as of the date of the granting of such rights or options) of such maximum number of Additional Shares of Common Stock at the price per share so determined, and thereby shall cause an adjustment in the Exercise Price, if such an adjustment is required by Paragraph 4(b).

                     (B) If such rights or options to subscribe for or otherwise acquire Convertible Securities shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable to the Company upon the exercise, exchange or conversion thereof, the adjusted Exercise Price shall, forthwith upon any such increase becoming effective, be increased to such Exercise Price as would have been in effect had the adjustments made upon the issuances of such rights or options been made upon the basis of (a) the issuance of the number of shares of Common Stock theretofore actually delivered





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upon the exchange or conversion of such Convertible Securities (b) the issuances of all Common Stock and all rights, options and Convertible Securities issued after the issuance of such rights and options and (c) the original issuances at the time of such change of any such rights, options and Convertible Securities issued upon exercise of such rights or options which are then still outstanding; provided, however, that any such increase shall not exceed, in the aggregate, the amount of the original reduction of the Exercise Price attributable to the grant of such rights or options.

                    (C) If any such rights, options or rights of conversion or exchange of such Convertible Securities shall expire without having been exercised, exchanged or converted, or if any such rights, options or rights of conversion or exchange are exercised for a consideration greater than or for a number of Additional Shares less than those used for purposes of determining the adjustment to the Exercise Price provided in Paragraph 4(c)(iv)(A), the adjusted Exercise Price shall forthwith be readjusted to such Exercise Price as would have been in effect had an adjustment been made with respect to such rights, options or rights of conversion or exchange of such Convertible Securities on the basis that the only Additional Shares of Common Stock so issued or sold were those issued or sold upon the exercise of such rights or options and exchange or conversion of such Convertible Securities, plus the consideration, if any, actually received by the Company for the granting of such rights, options or Convertible Securities.

               (v) In any case where an adjustment has been made in the Exercise Price upon the issuance of Convertible Securities or any rights or options to purchase Convertible Securities or Additional Shares of Common Stock pursuant to this Paragraph 4(c), no further adjustment shall be made at the time of the conversion of any such Convertible Securities or at the time of the exercise of any such rights or options. Where no such adjustment has been made at the time of issuance, an adjustment shall be made at the time of the conversion of any such Convertible Securities or at the time of the exercise of any such rights or options if such an adjustment is required by Paragraph 4(b).

               (vi) In case at any time on or after the issuance of this Warrant any shares of Common Stock or Convertible Securities or any rights or options to acquire Additional Shares of Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the value of the amount of the consideration other than cash payable to the Company, shall be determined in good faith by the Company's Board of Directors and shall be deemed to be the Fair Value of such consideration. Whether or not the consideration so received is cash, the amount thereof shall be determined after deducting therefrom any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith.

               (vii) In case at any time the Company shall fix a record date of the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Convertible Securities or rights or options to purchase either thereof, or (b) to subscribe for or purchase Common Stock, Convertible Securities or rights or options to purchase either thereof, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed, pursuant to this Paragraph 4(c), to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.




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             (viii)   The number of shares of Common  Stock outstanding at any
given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this paragraph 4(c).

          d. Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Warrantholders shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant, upon exercise of this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights and interests of the Warrantholder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and the number of Warrant Shares purchasable and receivable upon exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Company shall not effect any consolidation, merger or sale of all or substantially all of the assets of the Company unless prior to or simultaneous with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation, merger or purchase of such assets shall assume, by written instrument executed and mailed or delivered to the Warrantholders, the obligation to deliver to such Warrantholders such cash (or cash equivalent), shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholders may be entitled to receive and containing the express assumption of such successor corporation of the due and punctual performance and observance of each provision of this Warrant to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder.

             In case any Additional Shares of Common Stock or Convertible Securities or any rights or options to purchase any Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger of another corporation into the Company, the amount of consideration therefor shall be deemed to be the Fair Value of such portion of the assets of such merged corporation as the Board of Directors of the Company shall in good faith determine to be attributable to such Additional Shares of Common Stock, Convertible Securities or rights or options, as the case may be, and the Exercise Price shall be adjusted in accordance with this Paragraph 4(d).

          e. Company to Prevent Dilution. In case at any time or from time to time conditions arise by reason of action taken by the Company, other than action contemplated by this Warrant, which are not adequately covered by the provisions of this Paragraph 4, and which might materially and adversely affect the exercise rights of the Warrantholders under any provision of this Warrant, unless the adjustment necessary shall be agreed upon by the Company and the Warrantholders, the Board of Directors of the Company shall appoint a firm of




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

independent certified public accountants of recognized standing, reasonably acceptable to the Warrantholders, who at the Company's expense shall give their opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of this Paragraph 4, necessary with respect to the Exercise Price and the number of Warrant Shares purchasable upon exercise of the Warrants, so as to preserve, without dilution, the exercise rights of the Warrantholders. Upon receipt of such opinion, the Board of Directors shall forthwith make the adjustments described therein.

               Nothing contained in this Paragraph 4(e) shall require the Exercise Price to be adjusted in the event that the Company shall declare any quarterly cash dividend or distribution upon any stock of the Company of any class which does not exceed 150% of the amount of any quarterly cash dividend paid with respect to the same quarter in the immediately preceding fiscal year of the Company.

          f. Stock Splits and Reverse Stock Splits. In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in case at any time the Company shall combine its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

          g. Dissolution, Liquidation and Wind-Up. In case the Company shall, at any time prior to the expiration of this Warrant and prior to the exercise thereof, dissolve, liquidate or wind up its affairs, the Warrantholders shall be entitled, upon the exercise of this Warrant, to receive, in lieu of the Warrant Shares which such Warrantholders would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to such Warrantholders upon any such dissolution, liquidation or winding up with respect to such Warrant Shares, had such Warrantholders been the holders of record of the Warrant Shares receivable upon the exercise of this Warrant on the record date for the determination of those persons entitled to receive any such liquidating distribution. After any such dissolution, liquidation or winding up which shall result in any cash distribution in excess of the Exercise Price provided for by this Warrant, the Warrantholders may, at each such Warrantholder's option, exercise the same without making payment of the Exercise Price, and in such case the Company shall, upon the distribution to said Warrantholders, consider that said Exercise Price has been paid in full to it and in making settlement to said Warrantholders, shall deduct from the amount payable to such Warrantholders an amount equal to such Exercise Price.

          h. Accountants' Certificate. In each case of an adjustment in the number of Warrant Shares or other stock, securities or property receivable upon the exercise of this Warrant, the Company at its expense shall compute, and upon the Warrantholder's request shall at its expense, cause independent public accountants of recognized standing selected by the Company and reasonably acceptable to the Warrantholders to certify such computation, such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock, rights, options or Convertible Securities issued or sold or deemed to



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

have been issued or sold, (b) the number of shares of Common Stock of each class outstanding or deemed to be outstanding, (c) the adjusted Exercise Price and (d) the number of Warrant Shares issuable upon exercise of this Warrant. The Company will forthwith mail a copy of each such certificate to each Warrantholder.

        i. Definition of Common Stock. As used herein, the term "Common Stock" shall mean and include the Company's authorized common stock of any class or classes and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, and shall include any common stock of any class or classes resulting from any reclassification or reclassifications thereof.

     5. Special Agreements of the Company.

        a. Reservation of Shares. The Company covenants and agrees that all Warrant Shares will, upon issuance, be validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder, and from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect to any transfer occurring contemporaneously with such issue) and that it will obtain, at its sole expense, all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

        b. Avoidance of Certain Actions. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all of such action as may be necessary or appropriate in order to protect the rights of the Warrantholders against dilution or other impairment of their rights hereunder.

        c. Communication to Shareholders. Any notice, document or other communication given or made by the Company to holders of Common Stock as such shall at the same time be provided to the Warrantholders.

        d. Compliance with Law. The Company shall comply with all applicable laws, rules and regulations of the United States and of all states, municipalities and agencies and of any other jurisdiction applicable to the Company and shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and authority necessary to continue its business.

     6. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by the Fair Value of one share of Common Stock, determined as provided in Paragraph 4(b) hereof.

     7. Notices of Stock Dividends, Subscriptions, Reclassification, Consolidations, Mergers, etc. If at any time: (i) the Company shall declare a cash dividend that exceeds 150% of the amount of any quarterly cash dividend paid with respect to the same quarter in the immediately preceding fiscal year of the Company or a dividend on Common Stock payable otherwise than in cash; or
(ii) the Company shall authorize the granting to the holders of Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or (iii) there shall be any capital reorganization, or reclassification, or redemption of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or firm; or (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall give to the Warrantholders at the addresses of such Warrantholders as shown on the books of the Company, at least ten days prior to the applicable record date hereinafter specified, a written notice summarizing such action or event and stating the record date for any such dividend or rights (or, if a record date is not to be selected, the date as of which the holders of Common Stock of record entitled to such dividend or rights are to be determined), the date on which any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected the holders of Common Stock of record shall be entitled to effect any exchange of their shares of Common Stock for cash (or cash equivalent) securities or other property deliverable upon any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up.

     8. Registered Holder; Transfer of Warrants or Warrant Shares; Investment Representation.

        a. Maintenance of Registration Books; Ownership of this Warrant. The Company shall keep at its principal office in the City of Buffalo Grove, Illinois, a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration, transfer and exchange of this Warrant. The Company shall not at any time, except upon the dissolution, liquidation or winding-up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

           The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration or transfer as provided in this Paragraph 8.

        b. Exchange and Replacement. This Warrant is exchangeable upon surrender hereof by the registered holder to the Company at its principal office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares as shall be designated by said registered holder at the time of surrender. Subject to compliance with the provisions of Paragraphs 8 and 9, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new Warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to said office of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, upon delivery to the Company by the Warrantholder of an indemnification agreement satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant, without requiring the posting of any bond or the giving of any other security. The Company upon the surrender thereof in connection with any exchange, transfer or replacement shall promptly cancel this Warrant. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Paragraph 8.

        c. Warrants and Warrant Shares Not Registered. The holder of this Warrant, by accepting this Warrant, represents and acknowledges that this Warrant and the Warrant Shares are not being registered under the Securities Act of 1933, as amended (the "Securities Act") on the grounds that the issuance of this Warrant and the offering and sale of such Warrant Shares are exempt from registration under Section 4(2) of the Securities Act as not involving any public offering.

            Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant and the Warrant Shares shall not be transferable except upon the conditions specified in Paragraphs 8 and 9, which conditions are intended, among other things, to insure compliance with the provisions of the Securities Act in respect of the transfer of this Warrant or of such Warrant Shares.

        d. Investment Representations. The Trust represents and warrants to the Company that this Warrant is being acquired by it for its own account for investment purposes only and (subject to the disposition of its property being at all times within its control) not with a view to resale, distribution or other disposition thereof; any Warrant Shares which may be issued to the Trust, or its nominee, upon exercise of this Warrant will be acquired by it for its own account for investment purposes only and (subject to the disposition of its property being at all times within its control) not with a view to resale, distribution or other disposition thereof; the Trust is able to bear the economic risk of investment in this Warrant and can afford to sustain a total loss on such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment; and the Trust understands that there is no public market for this Warrant and that there may never be a public market for this Warrant and, therefore, the Trust may have to bear the risk of its investment in this Warrant for an indefinite period of time.

     9. Legends: Restrictions on Transfer.

        a. Warrant Legend. Each Warrant shall be stamped or otherwise imprinted with the legend set forth on the first page of this Warrant.

        b. Warrant Shares Legend. Each stock certificate representing Warrant Shares shall be stamped or otherwise imprinted with the following legend:

        THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY TRANSFER THEREOF IS

        SUBJECT TO THE CONDITIONS SPECIFIED IN THE TRANCHE B COMMON STOCK PURCHASE WARRANT OF THE COMPANY, DATED AS OF JULY 12, 2001, ORIGINALLY ISSUED BY AKORN, INC. (THE "COMPANY") TO THE JOHN N. KAPOOR TRUST DATED SEPTEMBER 20, 1989. A COPY OF THE FORM OF SUCH WARRANT IS ON FILE WITH THE COMPANY'S SECRETARY AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICE AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE SECRETARY AT SUCH OFFICE.

        c. Notice of Proposed Transfer. Prior to any proposed transfer of this Warrant or any Warrant Shares, the Warrantholder or the holder of Warrant Shares, as the case may be, shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act or qualification under any applicable state securities law (which opinion as to state securities laws shall be at the expense of the company), whereupon such Warrantholder or holder of Warrant Shares shall be entitled to transfer such securities in accordance with the terms of its notice. Each Warrant and each certificate for Warrant Shares transferred as above provided shall bear, respectively, the legends set forth in Paragraphs 9(a) and 9(b), except that such Warrant or certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. In addition, new securities shall be issued without such legends if such legends may be properly removed under the terms of Rule 144(k) promulgated under the Securities Act.

         d. Further Limitations on Transfer. The Warrantholder shall not transfer this Warrant to any person except to (i) members of his immediate family or (ii) trusts, partnerships and other beneficiaries or owners of an entity that is a Warrantholder.

     10. Miscellaneous Provisions.

         a. Governing Law. This Warrant shall be deemed to have been made in the State of Illinois and the validity of this Warrant, the construction, interpretation, and enforcement thereof, and the rights of the parties thereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of Illinois, without regard to principles of conflicts of law.

         b. Notices. All notices hereunder shall be in writing and shall be deemed to have been given three days after being mailed by certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address a such party may have fixed by notice:


     To the Company:   Akorn, Inc.
                       2500 Millbrook Drive
                       Buffalo Grove, Illinois 60089
                       Attn: Office of the Chief Financial Officer

     With a copy to:   Christopher R. Manning, Esq.
                       Burke, Warren, McKay & Serritella, P.C.
                       330 North Wabash Avenue, Suite 2200
                       Chicago, Illinois 60611-3607

     To the
     Warrantholders of
     holders of
     Warrant Shares:   At the addresses of such
                       holders as they appear on
                       the records of the Company

     With a copy to:   Dana S. Armagno, Esq.
                       Vedder, Price, Kaufman & Kammholz
                       222 North LaSalle Street
                       Chicago, Illinois 60601


provided, however, that any notice of change of address shall be effective only upon receipt.

          c. Assignment. This Warrant shall be binding upon and inure to the benefit of the Company, the Warrantholders and the holders of Warrant Shares and the permitted successors, assigns and transferees of the Company, the Warrantholders and the holders of Warrant Shares.

          d. Attorneys' Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover such reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled, as may be ordered in connection with such proceeding.

          e. Entire Agreement; Amendments and Waivers. This Warrant sets forth the entire understanding of the parties with respect to the transactions contemplated hereby. The failure of any party to seek redress for the violation or to insist upon the strict performance of any term of this Warrant shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. A written instrument executed by the Company and all Warrantholders may only amend this Warrant.

          f. Severability. If any term of this Warrant as applied to any person or to any circumstances is prohibited, void, invalid or unenforceable in any jurisdiction, such term shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without in any way affecting any other term of this Warrant or affecting the validity or enforceability of this Warrant or of such provision in any other jurisdiction.

          g. Headings. The headings in this Warrant are inserted only for convenience of reference and shall not be used in the construction of any of its terms.

          h. Non-waiver: Cumulative Remedies. No course of dealing or any delay or failure to exercise any right hereunder on the part of any Warrantholder or any holders of Warrant Shares shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Warrantholder or such holders of Warrant Shares. The rights and remedies provided in this Warrant are cumulative and are in addition to all rights and remedies which each Warrantholder and each holder of Warrant Shares may have in law or in equity or by statute or otherwise.


          i. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular include the plural, and the part include the whole; the term "including" is not limiting, and the term "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "Herein," "hereby," "hereunder," and other similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers on the 12th day of July, 2001.


                                   Company:

                                   AKORN, INC.


                             By:    /s/ Kevin M. Harris
                                    ----------------------------------
                             Title:  CFO
                                    ----------------------------------

                                    EXHIBIT A

                             NOTICE OF EXERCISE FORM

                    (To be executed only upon partial or full
                         exercise of the within Warrant)

     The undersigned registered holder of the within Warrant irrevocably exercises the within Warrant for and purchases ______ shares of Common Stock of Akorn, Inc. and herewith makes payment therefor in the amount of $_____________, all at the price and on the terms and conditions specified in the within Warrant, and requests that a certificate (or ____________ certificates in denominations of ________ shares) for the shares of common Stock of Akorn, Inc. hereby purchased be issued in the name of and delivered to (choose one) (a) the undersigned or (b) ______________, whose address is ____________________ and, as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Common Stock of Akorn, Inc. not being purchased hereunder be issued in the name of and delivered to (choose one) (a) the undersigned or
(b)_____________________, whose address is ____________________.

Dated: _______________, 20____.




                                      By: ____________________________________
                                          (Signature of Registered Holder)


                                          Signature Guaranteed: